UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2008

ALCO ENERGY CORP.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

(Address of principal executive offices)

(905) 212-7467

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.01  Changes in Control of Registrant.

On June 26, 2008, Bill Akrivos, our Director and Sole Officer purchased 15,000,000 common shares from Generation Energy Inc. in a private transaction for $50,000.

The following table sets forth information regarding the beneficial ownership of our common stock on June 26, 2008 (after giving effect to the above transaction) based on 10,500,000 shares outstanding on such date, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address as indicated below.

Title of Class	Name of Beneficial Owner	Shares of Common Stock	Percent of Class

Common Stock	KY-TENN Oil, Inc.(1) 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755	1,500,000	4.76%

Common Stock	Bill Akrivos	15,088,000	47.9%
	Director and Sole Officer 2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

Common Stock	William Goodwin (1)	0	0.0%
	Director 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755

Common Stock	Charles Murchison (1)	0	0.0%
	Director 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755

Common Stock	Directors and Officers	15,588,000	52.7%
	as a Group (3 persons)

(1)

William Goodwin and Charles Murchison, our directors, own beneficially 12.50% and 12.5% of KY-TENN Oil, Inc., respectively.  William is a director and president of KY-TENN Oil, Inc. and Charles is the director, secretary, and treasurer of KY-TENN Oil, Inc..

Item 8.01  Other Events

Effective June 26, 2008, the Company started to trade with a new ticker symbol of ACOE” for the name change from Startale Group, Inc. to Alco Energy Corp. and the three (3) to one (1)

forward split of all outstanding common shares.  The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent

The effect of the forward split was to increase the number of the Company’s common shares issued and outstanding from 10,500,000 to 31,500,000.

Item 9.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALCO ENERGY CORP.

By:  /s/ Bill Akrivos

Bill Akrivos

President

Date: June 26, 2008

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